Exhibit 10.6
GENCORP INC.
AMENDED AND RESTATED
2009 EQUITY AND PERFORMANCE INCENTIVE PLAN

Nonqualified Stock Option Agreement - Director

WHEREAS, _____________ (the “Optionee”) is a Director of GenCorp Inc. (the “Company”);

WHEREAS, the grant of a stock option to the Optionee has been duly authorized by a resolution of the Board of Directors (the “Board”) of the Company duly adopted on ___________, 20__; and
WHEREAS, the option granted hereunder is intended to be a nonqualified stock option and will not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Internal Revenue Code of 1986.
NOW, THEREFORE, pursuant to the Company’s Amended and Restated 2009 Equity and Performance Incentive Plan (the “Plan”), the Company hereby grants to the Optionee , as of __________, 20__ (the “Date of Grant”), an option (the “Option”) to purchase ______________ (____) shares of the Company’s common stock, par value $.10 per share (“Stock”), at the price of ________________ ($____) per share (the “Option Price”), and agrees to cause shares of Stock purchased hereunder to be delivered to the Optionee upon full payment of the Option Price, subject to the terms and conditions of the Plan and pursuant to this Nonqualified Stock Option Agreement (the “Agreement”).
1.    Exercisability of Option.
(a)Unless and until terminated as hereinafter provided, the Option will become exercisable (i) to the extent of one-half of the shares of Stock specified above on the date which is six months after the Date of Grant, and (ii) with respect to the remaining one-half of such shares of Stock, on the date which is one year after the Date of Grant, on the condition that the Optionee remains a Director of the Company on such dates. To the extent that the Option will have so become exercisable, it may be exercised in whole or in part from time to time.
(b)    Notwithstanding the provisions of Subsection (a) of this Section, the Option will become immediately exercisable in full upon the occurrence of a Change in Control that shall occur while the Optionee remains a Director of the Company.  For the purposes of this Agreement, the term “change in control” will have the meaning given such term under the Plan as in effect on the Date of Grant.

2.    Exercise of Option.
(a)    The Option may be exercised only by (i) delivery of a signed and dated Stock Option Exercise Form to the Company in accordance with instructions provided therewith, and (ii) payment of the Option Price in accordance with Section 3. For all purposes, including the determination of applicable tax reporting and withholding, the Exercise Date will be the date entered next to the Optionee’s signature on the Stock Option Exercise Form (the “Exercise Date”). The Company will not fill in the Exercise Date under any circumstances.
(b)    The Exercise Date can be no earlier than the date the Stock Option Exercise Form is delivered to the Company regardless of the method of delivery (i.e., by fax, by hand, by overnight courier, etc.)
3.    Payment of Option Price.
The Option Price is payable:
(a)    in cash or by certified or cashier’s check or other cash equivalent acceptable to the Company payable to the order of the Company;
(b)    by Stock (including by attestation) owned by the Optionee for (i) more than one year prior to the date of exercise and for more than 2 years from the date on which the option was granted, if they were originally acquired by the Optionee pursuant to the exercise of an incentive stock option, or (ii) more than 6 months prior to the date of exercise, if they were originally acquired by the Optionee other than pursuant to the exercise of an incentive stock option;
(b)by a combination of Stock and cash or certified or cashier’s check; or

(c)through arrangements (satisfactory to the Company) made by the Optionee with a bank or broker that is subject to the Financial Industry Regulatory Authority to sell on the date of exercise a sufficient number of shares of Stock being purchased so that the net proceeds of the sale transaction will at least equal the aggregate Option Price and pursuant to which the bank or broker undertakes to deliver the aggregate Option Price to the Company not later than the date on which the sale transaction will settle in the ordinary course of business.
4.    Term of Option.
(a)    Exercisable Option. To the extent it has become exercisable, the Option will terminate on the date which is seven years from the Date of Grant.
(b)    Option Not Yet Exercisable. To the extent it has not become exercisable prior to the termination of the Optionee’s service as a Director of the Company for any reason, the Option will terminate on the date of termination of such service.
(c)    In the event that the Optionee's service as a Director of the Company is terminated for cause, the entire Option will terminate as of the time of such termination, notwithstanding any other provision of this Agreement.
5.    Transferability.
(a)    The Option may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or as otherwise required by law, and may only be exercised during the lifetime of the Optionee by the Optionee or the Optionee’s guardian or legal representative acting on behalf of the Optionee in a fiduciary capacity under state law and court supervision.
(b)    Notwithstanding the provisions of Section 5(a), the Option shall be transferable by a Optionee without payment of consideration therefor by the transferee, to any one or more members of the Optionee’s Immediate Family (“Immediate Family” as defined in Rule 16a-1(e) under the Securities Exchange Act of 1934, as amended, or any successor rule to the same effect, as in effect from time to time) (or to one or more trusts established solely for the benefit of such Optionee and/or one or more members of the Optionee’s Immediate Family or to one or more partnerships in which the only partners are such Optionee and/or members of the Optionee’s Immediate Family); provided, however, that (i) no such transfer shall be effective unless reasonable prior notice thereof is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that shall have been made applicable thereto by the Company or the Board and (ii) any such transferee shall be subject to the same terms and conditions hereunder as the Optionee. Following transfer, any such Option shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that the term “Optionee” shall be deemed to refer to the transferee. The original Optionee’s continuation or termination of service as a Director shall determine the exercisability and/or termination of such Option under Sections 1 and 4; thereafter, the Option shall be exercisable by the transferee only to the extent, and for the period specified in this Agreement.
6.    Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any Stock pursuant to this Agreement if the issuance thereof would result in a violation of any such law.
7.    Adjustments. The Board may make adjustments, consistent with Section 162(m) of the Internal Revenue Code of 1986 and the Section 409A Rules, in the terms and conditions of, and the criteria included in, this Agreement, in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4.4 of the Plan) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Board determines that such adjustments are appropriate in order to prevent unintended dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. The determination of the Board as to the foregoing adjustments, if any, shall be conclusive and binding on the Optionee under the Plan.

8.    Taxes/Withholding.

(a)    To the extent required by law, the Company will report all taxable income and will compute and report all taxes related to an exercise of an Option based upon the Fair Market Value of the shares of Stock on the Exercise Date. Fair Market Value is defined under the Plan as the last sales price reported for the shares of Stock on the Exercise Date as reported on the principal national securities exchange in the United States on which it is then traded or The NASDAQ Stock Market (if the shares of Stock are so listed), or, if not so listed, the mean between the closing bid and asked prices of publicly traded shares of Stock in the over-the-counter market, or, if such bid and asked prices shall not be available, as reported by any nationally recognized quotation service selected by the Company, or as determined by the Board in a manner consistent with the provisions of the Internal Revenue Code of 1986.

(b)    If tax withholding is required, and subject to (i) the Board’s right to disapprove any such election and require the Optionee to pay the required withholding tax in cash, (ii) any Company policies, and (iii) applicable laws, the Optionee shall have the right to elect to pay the minimum required withholding tax in shares of Stock to be received upon exercise of an Option. Any such election shall be irrevocable, made in writing, and signed by the Optionee. Shares of Stock used to pay any required withholding tax shall be valued at the same time and in the same manner that vested shares of Stock are valued for purposes of determining an Optionee’s taxable income and the required withholding taxes.
9.    Retention Rights. The Plan and this Agreement will not confer upon the Optionee any right with respect to the continuance of service as a Director of the Company and shall not interfere in any way with any right that the Company would otherwise have to terminate the service of the Optionee as a Director at any time.
10.    Relation to Other Benefits. Any economic or other benefit to the Optionee under this Agreement will not be taken into account in determining any benefits to which the Optionee may be entitled under any retirement or other compensation plan maintained by the Company.
11.    Notices. Any notice necessary under this Agreement will be addressed to the Company or the Committee at the principal executive office of the Company and to the Optionee at the address appearing in the records of the Company for such Optionee, or to either party at such other address as either party may designate in writing to the other. Any such notice will be deemed effective upon receipt thereof by the addressee.
12.    Agreement Subject to the Plan. The Option Rights granted under this Agreement and all of the terms and conditions hereof are subject to all of the terms and conditions of the Plan. In the event of any inconsistency between this Agreement and the Plan, the terms of the Plan will govern.
13.    Amendments. The Company may amend this Agreement. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment will adversely affect the rights of the Optionee under this Agreement without the Optionee’s consent, except as required under the tax laws.
14.    Severability. In the event that one or more of the provisions of this Agreement is invalidated for any reason by a court of competent jurisdiction, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.
15.    Governing Law. This Agreement will be construed and governed in accordance with the laws of the State of Ohio without regard to its conflict of laws principles.
16.    Certain Defined Terms. In addition to the terms defined elsewhere herein, when used in the Agreement, terms with initial capital letters have the meaning given such term under the Plan, as in effect from time to time.
This Agreement is effective as of the ___ day of _______ 20__.
GENCORP INC.

By:________________________________
S. J. Seymour
President and Chief Executive Officer

The undersigned Optionee hereby acknowledges receipt of an executed original of this Nonqualified Stock Option Agreement and accepts the Option subject to the applicable terms and conditions of the Plan and the terms and conditions hereinabove set forth.
________________________________
[Optionee Name]